[WORLD COM LOGO]
                                                                  NEWS RELEASE



FOR MEDIA:                                         FOR INVESTORS:
Josh Howell, (601) 360-8750                        Gary Brandt, (601) 360-8544
Mark Weeks, 011-44-171-570-5700
Joele Frank, Abernathy/MacGregor, (212) 371-5999


FOR IMMEDIATE RELEASE


                       WORLDCOM EXECUTES CONFIDENTIALITY
                               AGREEMENT WITH MCI

        Jackson, Miss., October 23, 1997--WorldCom, Inc. (NASDAQ; WCOM) today confirmed that on October 20, 1997 it executed a standard confidentiality agreement with MCI Communications Corp. in order to carry out discussions about WorldCom's previously announced merger proposal.

        WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia-Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depository shares of WorldCom trade on the NASDAQ National Market (US) under the symbols WCOM and WCOMP, respectively.